Contact:	EVC Group Investors: Doug Sherk Jenifer Kirtland dsherk@evcgroup.com jkirtland@evcgroup.com 415-896-6820 Media: Steve DiMattia sdimattia@evcgroup.com 646-277-8706	RITA Medical Systems, Inc. Joseph DeVivo, President and CEO 510-771-0400

RITA MEDICAL SYSTEMS REPORTS SECOND QUARTER RESULTS

Company Achieves Record $12.8 Million Revenue; Expects Key Product Introductions in Second Half of Year

FREMONT, Calif., Aug 8, 2006 - RITA Medical Systems, Inc. (Nasdaq: RITA), a publicly-traded medical device company focused solely on cancer therapies, today reported financial results for the second quarter ended June 30, 2006.

Highlights
•	Achieved record revenue for the third consecutive quarter of $12.8 million.
•	Delivered 23% sales growth year to date in Localized Therapy products, which includes radiofrequency ablation, Habib 4X™, and LC Beads™.
•	Second consecutive quarter of specialty access catheter revenue growth.
•	Maintained cash position for the first half of 2006 while continuing to make significant investments in new product development programs.
•	Acquired exclusive distribution rights to LC Beads in the U.S. and Canada and began shipping product in the second quarter.
•	Moved Laparoscopic Habib 4X™ resection device introduction from first quarter 2007 to fourth quarter 2006.
•	Introduction of Uniblate™ RF electrode expected in fourth quarter 2006.

Revenue was $12.8 million for the quarter ended June 30, 2006, compared to revenue of $12.5 million in the first quarter of 2006, and compared to revenue of $12.0 million in the second quarter of 2005.

The GAAP net loss for the second quarter of 2006 was $1.6 million, or a GAAP net loss per fully diluted share of $0.04, compared with a GAAP net loss in the first quarter of 2006 of $2.0 million or a GAAP net loss per fully diluted share of $0.05. The GAAP net loss for the second quarter of 2005 was $1.4 million or a GAAP net loss per fully diluted share of $0.03.

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RITA REPORTS SECOND QUARTER FINANCIAL RESULTS
2-2-2

The pro-forma net loss for the second quarter of 2006 was $406,000, or a pro-forma net loss per fully diluted share of $0.01, compared with a pro-forma net loss in the first quarter of 2006 of $891,000 or a pro-forma net loss per fully diluted share of $0.02. The pro-forma net loss excludes FASB 123R stock compensation expense and amortization expense of acquisition intangibles. A reconciliation of the differences between the GAAP net losses and the pro-forma net losses is included in an accompanying table.

For the first six months of 2006 revenue was $25.3 million compared with revenue of $23.2 million for the first six months of 2005 for 9.3% year over year growth. The GAAP net loss for the first six months of 2006 was $3.5 million, or a GAAP net loss per fully diluted share of $0.08, compared with a GAAP net loss in the first six months of 2005 of $3.1 million or a GAAP net loss per fully diluted share of $0.07.

Cash and cash equivalents were $5.9 million at June 30, 2006, compared with $5.5 million at December 31, 2005. The increase was primarily due to stock option exercises by former employees and positive cash flow from operations for the six month period ended June 30, 2006.

“I am very pleased at our results for the quarter and for the first half of the year. Strong sales in our Localized Therapy product platform, which includes RFA, Habib and now LC Beads, is a positive affirmation of our strategy to offer our customers continuum of cancer care solutions for their patients,” said Mr. Joseph DeVivo, President and CEO of RITA.

“The second half of the year promises to be very exciting as we have several product and clinical milestones we plan to deliver. We are currently planning to introduce a laparoscopic version of our popular Habib 4x resection device ahead of schedule. Early laboratory experiences with several thought leaders have been very positive and we believe that the product will have wide appeal to surgeons.”

“In the fourth quarter this year we also plan to introduce a single needle RF electrode that offers an adjustable ablation size. The Uniblate™ product introduction is planned for the fourth quarter this year and we expect it to add value to our industry-leading RFA product line.”

“And finally, we plan to have investigational Assure™ RF electrodes, which are designed exclusively for radiofrequency-assisted lumpectomy for breast cancer, available for use at two key clinical sites where Investigative Review Board approval for the device has been granted.”

“We believe that our strategic direction and our continued tactical execution will deliver a successful second half of 2006.”

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RITA REPORTS SECOND QUARTER FINANCIAL RESULTS
3-3-3

Outlook
The current outlook ranges for the third quarter ending September 30, 2006 are as follows:
•	Revenue - $12.2 million to $12.7 million
•	GAAP net loss - ($2.1) million to ($2.7) million
•	Stock compensation expense included in the GAAP net loss range - $800,000 to $850,000
•	Pro-forma net loss (excluding stock compensation expense and amortization expense of acquisition intangibles) - ($950,000) to ($1,500,000)
The expected sequential decline in third quarter revenue reflects anticipated normal summer seasonality.

The current outlook ranges for the year ending December 31, 2006 are as follows:
•	Revenue - $51.5 million to $53.5 million
•	GAAP net loss - ($5.3) million to ($7.3) million
•	Stock compensation expense included in the GAAP net loss range - $2,800,000 to $3,300,000
•	Pro-forma net loss (excluding stock compensation expense and amortization expense of acquisition intangibles) - ($1) million to ($2.5) million

Additional details pertaining to outlook for the second quarter of 2006 and full year 2006 are included in an accompanying table. Additionally, a reconciliation of the differences between the outlook for the GAAP net losses and the pro-forma net losses are included in an accompanying table.

Conference Call today
RITA management will host a conference call and webcast today, Tuesday, August 8, 2006, at 2 PM Pacific Time to discuss the Company’s second quarter results and its outlook for the remainder of 2006. The dial-in number for the conference call is (800) 257-1836 for domestic callers and (303) 205-0066 for international callers. A live audio webcast is available at the Company’s website www.ritamedical.com by clicking the “audio webcast” link; no password is required to access the webcast, although webcast participants are encouraged to go to the site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

An audio replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain available for 7 days. The audio replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers; the passcode for both is 11066571#. An online replay of the audio webcast will be available for one year immediately following the broadcast by accessing the same link.

Information regarding the Company’s sales by product line and region for the periods ended June 30, 2006 and 2005 is presented in an accompanying table. Any additional financial and other statistical information discussed during the call can be accessed by listening to the audio replay as described above or from the accompanying tables.

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RITA REPORTS SECOND QUARTER FINANCIAL RESULTS
4-4-4

Use of Non-GAAP Financial Measures
The Company uses, and this press release contains and the related conference call will include, the non-GAAP metrics of pro-forma net loss and EBITDA for the periods ended June 30, 2006 and 2005, and pro-forma net loss outlook for the quarter ended September 30, 2006 and year ended December 31, 2006. The calculation of pro-forma net loss and EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding FASB 123R stock compensation expense, collectively “EBITDA”) have no basis in GAAP. The Company believes that all of these non-GAAP financial measures provide useful information to investors, permitting a better evaluation of the Company's ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. A complete reconciliation of these non-GAAP financial measures for historical periods to the most directly comparable GAAP measures is presented in the accompanying tables. Additionally, a reconciliation between the GAAP net loss and the pro-forma net loss for the Company’s outlook for the quarter ending September 30, 2006 and the year ending December 31, 2006 is included in an accompanying table.

About RITA Medical Systems, Inc.
RITA Medical Systems develops, manufactures and markets innovative products for cancer patients including radiofrequency ablation (RFA) systems and embolization products for treating cancerous tumors as well as percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary Vortex® technology; tunneled central venous catheters; and safety infusion sets and peripherally inserted central catheters used primarily in cancer treatment protocols. The radiofrequency product line also includes the HABIB 4X resection device which coagulates a “surgical resection plane” and is designed to facilitate a fast dissection in order to minimize blood loss and blood transfusion during surgery. The proprietary RITA RFA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. In March 2000, RITA became the first RFA company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time for the palliation of pain associated with metastatic lesions involving bone. The Company also distributes LC Bead embolic microspheres in the United States. The LC Bead microspheres are injected into selected vessels to block the blood flow feeding a tumor, causing it to shrink over time, and are often used in combination with radiofrequency ablation (RFA). The RITA Medical Systems website is at www.ritamedical.com.

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RITA REPORTS SECOND QUARTER FINANCIAL RESULTS
5-5-5

The statements in this news release related to the use of the Company's technology and the Company’s future financial and operating performance, including without limitation the Company’s outlook for its financial results for the quarter ending September 30, 2006 and the year ending December 31, 2006; the Company’s ability to timely develop, obtain regulatory approval, and introduce new radiofrequency and vascular access products, including the Laparoscopic Habib 4X, Uniblate, and Assure products; physician adoption of the Company’s products for treatment of types of cancer other than liver and bone cancers, including breast cancer; the Company’s ability to achieve its revenue goals, including its ability to improve revenue growth by selling directly in certain European markets; the Company’s ability to market and sell the LC Bead product; the Company’s ability to achieve profitability; and the Company's ability to achieve future improvements in operating performance, are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include but are not limited to: the Company’s 2004 material weaknesses in its internal control over financial reporting which were reported in its Annual Report on Form 10K for the year ended December 31, 2004; the timing of product introductions or modifications, including delays caused by technical or regulatory issues; the Company’s limited experience selling directly in certain European markets; the Company’s limited experience in manufacturing its products in substantial quantities and its reliance on one or two suppliers for several of its products, including Habib 4X; the Company’s lack of experience distributing the LC Bead product and its ability to meet its minimum LC Bead purchase requirements; the Company’s historical and future operating results and its lack of profitability; market acceptance of the Company’s products for existing or new indications; the Company’s dependence on international sales; competitive pressures; the ability of users of the Company’s products to receive reimbursement from third-party payors, governmental programs or private insurance plans; and general economic and political conditions. Information regarding these and other risks and uncertainties is included in the Company's filings with the Securities and Exchange Commission.

Financial Tables Follow

# # # #

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Sales	$12,800	$11,955	$25,319	$23,160
Cost of goods sold*	4,854	4,623	9,715	9,428
Gross profit	7,946	7,332	15,604	13,732

Operating expenses:
Research and development*	1,406	999	2,686	2,038
Selling, general and administrative*	7,808	7,415	16,021	14,183
Restructuring charges	-	-	-	60
Total operating expenses	9,214	8,414	18,707	16,281

Loss from operations	(1,268)	(1,082)	(3,103)	(2,549)

Interest expense	(175)	(211)	(347)	(498)
Interest income and (other expense), net	(112)	(94)	(60)	(28)

Net loss	$(1,555)	$(1,387)	$(3,510)	$(3,075)

Net loss per common share, basic and diluted	$(0.04)	$(0.03)	$(0.08)	$(0.07)

Shares used in computing net loss per
common share, basic and diluted	43,153	41,548	43,100	41,503

* Figures presented include the following amounts of stock compensation expense:

Cost of goods sold	$42	$-	$73	$-
Research and development expense	127	-	212	-
Selling, general and administrative expense	613	34	1,194	34
Total stock compensation expense	$782	$34	$1,479	$34

RITA MEDICAL SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$5,881	$5,522
Accounts and note receivable, net	7,658	7,264
Inventories	5,445	5,380
Prepaid assets and other current assets	1,329	941
Total current assets	20,313	19,107
Long term note receivable, net	-	58
Property and equipment, net	1,775	1,959
Goodwill	91,339	91,339
Intangible assets	22,419	23,502
Other assets	432	502
Total assets	$136,278	$136,467

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$6,265	$5,397
Current portion of long term debt	-	113
Total current liabilities	6,265	5,510
Long term liabilities	9,775	9,762
Stockholders' equity	120,238	121,195
Total liabilities and stockholders' equity	$136,278	$136,467

RITA MEDICAL SYSTEMS, INC.
SALES BY REGION AND PRODUCT LINE
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Domestic Sales
Localized therapy products*	$4,779	$3,892	$9,488	$7,493
Specialty Access Catheter Products	5,658	5,846	11,093	11,894
Total	10,437	9,738	20,581	19,387

International Sales
Localized therapy products*	1,757	1,270	3,524	2,197
Specialty Access Catheter Products	606	947	1,214	1,576
Total	2,363	2,217	4,738	3,773

Total Sales
Localized therapy products*	6,536	5,162	13,012	9,690
Specialty Access Catheter Products	6,264	6,793	12,307	13,470
Total	$12,800	$11,955	$25,319	$23,160

* Includes radiofrequency products and embolization products

RITA MEDICAL SYSTEMS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Sales	$12,800	$11,955	$25,319	$23,160
Cost of goods sold	4,753	4,479	9,524	9,140
Gross profit	8,047	7,476	15,795	14,020

Operating expenses:
Research and development	1,279	999	2,474	2,038
Selling, general and administrative	6,887	6,986	14,211	13,358
Restructuring charges	-	-	-	60
Total operating expenses	8,166	7,985	16,685	15,456

Loss from operations	(119)	(509)	(890)	(1,436)

Interest expense	(175)	(211)	(347)	(498)
Interest income and (other expense), net	(112)	(94)	(60)	(28)

Pro-forma Net loss	$(406)	$(814)	$(1,297)	$(1,962)

Pro-forma Net loss per common share,	$(0.01)	$(0.02)	$(0.03)	$(0.05)
basic and diluted

Shares used in computing net loss per
common share, basic and diluted	43,153	41,548	43,100	41,503

Reconciliation of Actual GAAP Net Loss to Non-GAAP Pro Forma Net Loss
(in $000)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
GAAP Net Loss	$(1,555)	$(1,387)	$(3,510)	$(3,075)

Add: Stock Compensation
Cost of Goods	42	-	73	-
Research and Development	127	-	212	-
Selling, General and Administrative	613	34	1,194	34
Total Stock Compensation	782	34	1,479	34

Sub-total	$(773)	$(1,353)	$(2,031)	$(3,041)

Add: Amortization of Acquisition Intangibles
Cost of Goods	59	144	118	288
Research and Development	-	-	-	-
Selling, General and Administrative	308	395	616	791
Total Amort. Of Acquisition Intangibles	367	539	734	1,079

Non-GAAP Pro Forma Net Loss	$(406)	$(814)	$(1,297)	$(1,962)

Reconciliation of GAAP Loss to Earnings before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense
(in $000)

("EBITDA")

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
GAAP Net Loss	$(1,555)	$(1,387)	$(3,510)	$(3,075)

Add: Depreciation	330	242	677	498

Add: Amortization Acquisition Intangibles	367	539	734	1,079
Other Intangibles	175	158	349	332

Add: Interest Expense	175	211	347	498

Deduct: Interest Income	(58)	(29)	(115)	(87)

Sub-total	$(566)	$(266)	$(1,518)	$(755)

Add: Stock Compensation Expense	782	34	1,479	34

EBITDA (without Stock compensation expense)	$216	$(232)	$(39)	$(721)

Outlook Ranges - Reconciliation of GAAP Net Loss to Non-GAAP Proforma Net Loss
(in $000)
	Three Months Ended September 30, 2006			Twelve Months Ended December 31, 2006
GAAP Net Loss	$(2,100)	to	$(2,700)	$(5,300)	to	$(7,300)

Add: Stock Compensation Expense	800	to	850	2,800	to	3,300

Sub-total	$(1,300)	to	$(1,850)	$(2,500)	to	$(4,000)

Add: Amortization of Acquisition Intangibles	350	to	350	1,500	to	1,500

Pro-forma Net Loss	$(950)	to	$(1,500)	$(1,000)	to	$(2,500)

Outlook Ranges - Additional Details
(Dollars in $000)

Revenue	$12,200	to	$12,700	$51,500	to	$53,500

Gross Profit Percentage	59.0%	to	60.0%	60.0%	to	62.0%

R&D; SG&A Expenses	$8,800	to	$8,900	$34,500	to	$35,000
(excluding FASB 123R stock compensation expense)

Other Expense, primarily interest	$200	to	$200	$800	to	$800

FASB 123R Stock Compensation Expense	$800	to	$850	$2,800	to	$3,300

GAAP Net Loss (including FASB 123R)	$(2,100)	to	$(2,700)	$(5,300)	to	$(7,300)

Pro-forma Net Loss	$(950)	to	$(1,500)	$(1,000)	to	$(2,500)
(excluding FASB 123R and amortization of
acquisition related intangibles)